Exhibit 10.1

AMENDMENT NO. 4 TO CREDIT AGREEMENT AND WAIVER

This Amendment dated as of the 5th day of February, 2003 by and between Smtek International, Inc., a Delaware corporation ("Company") and Comerica Bank, a Michigan banking corporation, ("Bank").

WITNESSETH:

WHEREAS, Company and Bank entered into a Credit Agreement dated
September 25, 2001, as amended by an Amendment dated December 21, 2001, an Amendment dated May 1, 2002 and an Amendment dated September 24, 2002 ("Agreement").

WHEREAS, Company and Bank desire to amend the Agreement and waive
Company's violation of certain covenants, in each case as expressly set forth herein.

NOW, THEREFORE, the Company and the Bank agree as follows:

 1. Each of the following definitions set forth in Section 1 of the Agreement is deleted in its entirety and the following is inserted in its place:

"`Applicable Eurodollar Margin' shall mean before the occurrence of the Availability Event, three and three-quarters percent (3-
3/4%) and after the occurrence of the Availability Event, four and one quarter percent (4-1/4%)."

"`Applicable L/C Commission Rate' shall mean before the occurrence of the Availability Event, three and three-quarters percent (3-
3/4%) per annum and after the occurrence of the Availability
Event, four and one quarter percent (4-1/4%)."

"`Applicable Prime Margin' shall mean, before the occurrence of the Availability Event, one percent (1%) and after the occurrence of the Availability Event, one and one-half percent (1-1/2%)."

"`Borrowing Base' shall mean (a) on any date of determination prior to the occurrence of the Availability Event, the sum of (i) eighty five percent (85%) of Eligible Accounts plus (ii) the lesser of (x) thirty percent (30%) of Eligible Inventory and (y) $3,000,000, and (b) on any date of determination following the occurrence of the Availability Event, the sum of (i) eighty five percent (85%) of Eligible Accounts plus (ii) the lesser of (x) twenty percent (20%) of Eligible Inventory and (y) $2,000,000."

 2. The following definition is inserted in Section 1 in its appropriate alphabetical order:

"`Availability Event' shall be deemed to have occurred if Availability is below $1,000,000 for five (5) calendar days
(whether or not consecutive) during any thirty (30) calendar day period."

 3. The definition of "Daily Reporting Event" is deleted from Section 1 in its entirety.

 4. The last sentence of Section 2.6 is deleted in its entirety, and the following is inserted in its place:

"Company shall pay to Bank annually in advance a per annum fee equal to the Applicable L/C Commission Rate of the amount of each standby Letter of Credit and of each commercial letter of credit."

 5. Section 8.1(c)(iv) of the Agreement is amended to read in its entirety as follows:

"(iv)	a borrowing base report, each in form acceptable to Bank;
provided however, at all times after the occurrence of the Availability Event, updated borrowing base reports shall be due each Business Day."

 6. Section 8.11 of the Agreement is amended to read in its entirety as follows:

"Maintain as of the end of each fiscal quarter an Adjusted
Tangible Net Worth of not less than the following amounts during the periods specified below:

March 31, 2003 through June 29, 2003		$400,000
	June 30, 2003 and thereafter				$600,000"

 7. Section 8.12 of the Agreement is amended to read in its entirety as follows:

"8.12	Reserved."

 8. Section 8.14 of the Agreement is amended to read in its entirety as follows:

"Maintain for the fiscal quarter ending June 30, 2003, Net Income of not less than $450,000."

 9. Section 8.15 of the Agreement is amended to read in its entirety as follows:

"Not allow the loss for the fiscal quarter ending March 31, 2003 to be more than $1,275,000."

10. Sections 2.1 and 2.6 of the Agreement are amended to change each reference therein to "Eleven Million Dollars ($11,000,000)" to "Eight Million Five Hundred Thousand Dollars ($8,500,000)".

11. Following the occurrence of the Availability Event, (a) the remittance basis provisions of Sections 3.2 and 3.3 of the Security Agreements from Company and the Guarantors in favor of the Bank shall apply and any failure by Company or any of the Guarantors to comply with such remittance basis provisions shall be an Event of Default under the Agreement, (b) Company's ability to use Bank's "Sweep to Loan" system shall be terminated, and (c) Company shall pay Bank, in advance and on the first day of each month, a monthly collateral monitoring fee of $750 (such fee for the month during which the Availability Event occurs to be paid on a pro-rata basis on the first day of the next succeeding month).

12. Company has notified Bank that it has violated the provisions of Section(s) 8.11 (Adjusted Total Net Worth), 8.12 (Total Debt to Adjusted Net Worth) and 8.15 (Year to Date Net Loss) of the Credit Agreement for the period ending December 31, 2002. Bank hereby waives such covenant violations for such periods. This waiver shall not act as a consent or waiver of any other transaction, act or omission, whether related or unrelated thereto, including any noncompliance with such covenant for any period other than the periods described above. This waiver shall not extend to or affect any obligation, covenant, agreement or default not expressly waived hereby.

13. Company hereby represents and warrants that, after giving effect to the amendments contained herein, (a) execution, delivery and performance of this Amendment and any other documents and instruments required under this Amendment or the Agreement are within Company's corporate powers, have been duly authorized, are not in contravention of law or the terms of Company's Certificate of Incorporation or Bylaws, and do not require the consent or approval of any governmental body, agency, or authority;
and this Amendment and any other documents and instruments required under this Amendment or the Agreement, will be valid and binding in accordance with their terms; (b) the continuing representations and warranties of Company set forth in Sections 7.1 through 7.5 and 7.7 through 7.12 (after, in the case of Section 7.9, giving effect to the formation of Smtek Santa Clara, Inc. and Smtek New England, Inc.) of the Agreement are true and correct on and as of the date hereof with the same force and effect as made on and as of the date hereof; (c) the continuing representations and warranties of Company set forth in
Section 7.6 of the Agreement are true and correct as of the date hereof with respect to the most recent financial statements furnished to the Bank by Company in accordance with Section 8.1 of the Agreement; and (d) no event of default, or condition or event which, with the giving of notice or the running of time, or both, would constitute an event of default under the Agreement, has occurred and is continuing as of the date hereof.

14. This Amendment shall be effective upon (i) execution of this Amendment by Company and Bank, (ii) execution of the attached Affirmation by the Guarantors, (iii) execution and delivery to Bank of the Revolving Credit Note the form of which is attached hereto as Exhibit A and (iv) payment by Company to Bank of a non-refundable amendment fee in the amount of $15,000.

15. Except as modified hereby, all of the terms and conditions of the Agreement shall remain in full force and effect.

WITNESS the due execution hereof on the day and year first above written.

COMERICA BANK					SMTEK INTERNATIONAL, INC.


By: /s/ Beth A. Brockmann			By: /s/ Kirk A. Waldron

Its: Vice President				Its: CFO

AFFIRMATION
The undersigned Guarantors acknowledge the foregoing amendment and ratify and confirm their obligations under their Guaranties dated September 25, 2001 and October 18, 2001, which Guaranties remain in full force and effect in accordance with their respective terms.
							SMTEK, INC.


							By: /s/ Kirk A. Waldron
								Signature of Kirk A. Waldron
							Its:	Treasurer


							JOLT TECHNOLOGY, INC.


							By: /s/ Kirk A. Waldron
								Signature of Kirk A. Waldron
							Its:	Treasurer


							TECHNETICS, INC.


							By: /s/ Kirk A. Waldron
								Signature of Kirk A. Waldron
							Its:	Treasurer


							SMTEK SANTA CLARA, INC.


							By: /s/ Kirk A. Waldron
								Signature of Kirk A. Waldron
							Its:	Treasurer


							SMTEK NEW ENGLAND, INC.


							By: /s/ Kirk A. Waldron
								Signature of Kirk A. Waldron
							Its:	Treasurer


REVOLVING CREDIT NOTE


$8,500,000	Detroit, Michigan
	February 5, 2003

	On or before the Revolving Credit Maturity Date FOR VALUE RECEIVED, SMTEK International, Inc., a Delaware corporation (herein called "Company") promises to pay to the order of COMERICA BANK, a Michigan banking corporation (herein called "Bank") at its Main Office at 500 Woodward Avenue, Detroit, Michigan, in lawful money of the United States of America the indebtedness or so much of the sum of Eight Million Five Hundred Thousand Dollars ($8,500,000) as may from time to time have been advanced and then be outstanding hereunder pursuant to the Credit Agreement dated as of September 25, 2001, made by and between Company and Bank (as the same may be amended or modified from time to time, herein called "Agreement"), together with interest thereon as hereinafter set forth.

	Each of the Advances hereunder shall bear interest at the Applicable Interest Rate from time to time applicable thereto under the Agreement or as otherwise determined thereunder, and interest shall be computed, assessed and payable as set forth in the Agreement.

	This Note is a note under which advances, repayments and readvances may be made from time to time, subject to the terms and conditions of the Agreement. This Note evidences borrowing under, is subject to, is secured in accordance with, and may be matured under, the terms of the Agreement, to which reference is hereby made. As additional security for this Note, Company grants Bank a lien on all property and assets including deposits and other credits of the Company, at any time in possession or control of or owing by Bank for any purpose.

	Company hereby waives presentment for payment, demand, protest and notice of dishonor and nonpayment of this Note and agrees that no obligation hereunder shall be discharged by reason of any extension, indulgence or forbearance granted by any holder of this Note to any party now or hereafter liable hereon. Any transferees of, or endorser, guarantor or surety paying this Note in full shall succeed to all rights of Bank, and Bank shall be under no further responsibility for the exercise thereof, or the loan evidenced hereby. Nothing herein shall limit any right granted by Bank by other instrument or by law.

	All capitalized terms used but not defined herein shall have the meanings ascribed to them in the Agreement.


This Note replaces by renewal and reduces that certain $11,000,000 Revolving Credit Note dated May 1, 2002 made by Company payable to Bank.

SMTEK INTERNATIONAL, INC.



							By: /s/ Kirk A. Waldron
							Its:	CFO

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